PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS AND
 SECOND QUARTER ADJUSTED FFO OF $0.34 PER SHARE

TIMONIUM, MARYLAND – July 26, 2007 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended June 30, 2007.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended June 30, 2007 of $22.4 million or $0.33 per common share.  The $22.4 million of FFO available to common stockholders for the quarter includes $0.3 million of non-cash restricted stock expense and $0.1 million of non-cash consolidation adjustments due to Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”).  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.34 per common share for the three months ended June 30, 2007.  Adjusted FFO is a non-GAAP financial measure, which additionally excludes the impact of certain non-cash items and certain items of revenue or expenses, including: restricted stock expense and FIN 46R consolidation adjustments.  For more information regarding FFO and adjusted FFO, see the “Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended June 30, 2007, the Company reported net income of $16.1 million, net income available to common stockholders of $13.6 million, or $0.20 per diluted common share and operating revenues of $38.2 million.  This compares to net income of $17.5 million, net income available to common stockholders of $15.0 million, or $0.26 per diluted common share, and operating revenues of $32.3 million for the same period in 2006.

For the six-month period ended June 30, 2007, the Company reported net income of $36.7 million, net income available to common stockholders of $31.7 million, or $0.50 per diluted common share and operating revenues of $80.8 million.  This compares to net income of $27.7 million, net income available to common stockholders of $22.7 million, or $0.39 per diluted common share, and operating revenues of $64.4 million for the same period in 2006.

The increases in net income, operating revenues and net income available to common stockholders during the six-month period ended June 30, 2007 were due primarily to $200 million in new investments made throughout 2006, as well as, the impact of an allowance adjustment of $5.0 million, or $0.8 per common share, with respect to straight-line rent recognition recorded in the first quarter of 2007.

SECOND QUARTER 2007 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	In July, the Company declared a quarterly common dividend of $0.27 per share.
•	The Company reinstated the Company’s Dividend Reinvestment and Common Stock Purchase Plan (the “DRIP”) effective immediately for investment beginning May 15, 2007.
•	The Company completed a 7.13 million share common stock offering on April 3, 2007, resulting in net proceeds to the Company of $113 million.

SECOND QUARTER 2007 RESULTS

Operating Revenues and Expenses– Operating revenues for the three months ended June 30, 2007 were $38.2 million.  Operating expenses for the three months ended June 30, 2007 totaled $11.6 million, comprised of $8.8 million of depreciation and amortization expense, $2.5 million of general and administrative expenses and $0.3 million of stock-based compensation expense primarily associated with the Company’s issuance of restricted stock and performance grants to executive officers during the quarter (see the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007).

Other Income and Expense– Other income and expense for the three months ended June 30, 2007 was a net expense of $10.5 million and was primarily comprised of $10.1 million of interest expense and $0.5 million of amortization of deferred financing costs.

Funds From Operations– For the three months ended June 30, 2007, reportable FFO available to common stockholders was $22.4 million, or $0.33 per common share, compared to $22.7 million, or $0.39 per common share, for the same period in 2006.  The $22.4 million of FFO for the quarter includes $0.3 million of non-cash restricted stock expense and $0.1 million of non-cash FIN 46R consolidation adjustments.

The $22.7 million of FFO for the three months ended June 30, 2006, includes the impact of: i) a $0.6 million provision for income taxes; ii) a $5.5 million non-cash increase in the fair value of a derivative; iii) $0.4 million in non-cash accretion investment income; and iv) $0.3 million of non-cash restricted stock amortization.

When excluding the above mentioned non-cash or non-recurring items in 2007 and 2006, adjusted FFO was $22.6 million, or $0.34 per common share, for the three months ended June 30, 2007, compared to $17.7 million, or $0.30 per common share, for the same period in 2006.  For further information, see the attached “Funds From Operations” schedule and notes.

FINANCING ACTIVITIES

7.130 Million Common Stock Offering – As previously announced, on April 3, 2007, the Company completed an underwritten public offering of 7,130,000 shares of Omega common stock at $16.75 per share, less underwriting discounts.  The sale included 930,000 shares sold in connection with the exercise of an over-allotment option granted to the underwriters.  The Company received approximately $113 million in net proceeds from the sale of the shares, after deducting underwriting discounts.  Substantially all the proceeds of the offering were applied to pay down indebtedness.

PORTFOLIO DEVELOPMENTS

Asset Sales – On June 30, 2007, the Company sold two skilled nursing facilities (“SNFs”) in Texas for their approximate net book values, generating cash proceeds of approximately $1.8 million.  These facilities were purchased in the third quarter of 2006 as part of a $171 million 31 facility acquisition.

DIVIDENDS

Common Dividends – On July 17, 2007, the Board of Directors declared a common stock dividend of $0.27 per share to be paid August 15, 2007 to common stockholders of record on July 31, 2007.

Series D Preferred Dividends – On July 17, 2007, the Board of Directors declared the regular quarterly dividends for the 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) to stockholders of record on July 31, 2007.  The stockholders of record of the Series D Preferred Stock on July 31, 2007 will be paid dividends in the amount of $0.52344 per preferred share on August 15, 2007.  The liquidation preference for our Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period May 1, 2007 through July 31, 2007.

Dividend Reinvestment and Common Stock Purchase Plan – The Company also previously announced the reinstatement of the DRIP effective for investment beginning May 15, 2007.  All questions and requests in connection with the DRIP should be directed to the DRIP’s administrator, Computershare, at (800) 519-3111.

2007 ADJUSTED FFO GUIDANCE AFFIRMATION

The Company affirms its 2007 adjusted FFO available to common stockholders guidance of between $1.32 and $1.36 per diluted share, as previously announced on April 26, 2007.

The Company's adjusted FFO guidance for 2007 excludes the future impacts of acquisitions, gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, capital transactions and restricted stock amortization expense. A reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced adjusted FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company's expectations may change.  There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, July 26, 2007, at 10 a.m. EDT to review the Company’s 2007 second quarter results and current developments.  To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At June 30, 2007, the Company owned or held mortgages on 233 SNFs and assisted living facilities with approximately 26,820 beds located in 27 states and operated by 30 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; (vii) the Company’s ability to maintain its status as a real estate investment trust and to reach a closing agreement with the Internal Revenue Service with respect to the related party tenant issues described in our Form 10-K filed with the Securities and Exchange Commission on February 23, 2007 (“Form 10-K”); (viii) the impact of the material weakness identified in the management’s report on internal control over financial reporting included in our Form 10-K, including expenses that may be incurred in efforts to remediate such weakness and potential additional costs in preparing and finalizing financial statements in view of such material weakness; and (ix) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Real estate properties
Land and buildings at cost	$1,240,132	$1,237,165
Less accumulated depreciation	(205,761)	(188,188)
Real estate properties – net	1,034,371	1,048,977
Mortgage notes receivable – net	32,002	31,886
	1,066,373	1,080,863
Other investments – net	26,005	22,078
	1,092,378	1,102,941
Assets held for sale – net	—	3,568
Total investments – net	1,092,378	1,106,509

Cash and cash equivalents	2,484	729
Restricted cash	4,201	4,117
Accounts receivable – net	59,396	51,194
Other assets	13,036	12,821
Total assets	$1,171,495	$1,175,370

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$30,000	$150,000
Unsecured borrowings – net	484,722	484,731
Other long–term borrowings	41,410	41,410
Accrued expenses and other liabilities	25,953	28,037
Income tax liabilities	5,646	5,646
Operating liabilities for owned properties	—	92
Total liabilities	587,731	709,916

Stockholders’ equity:
Preferred stock	118,488	118,488
Common stock and additional paid-in-capital	820,519	700,177
Cumulative net earnings	329,475	292,766
Cumulative dividends paid	(641,651)	(602,910)
Cumulative dividends – redemption	(43,067)	(43,067)
Total stockholders’ equity	583,764	465,454
Total liabilities and stockholders’ equity	$1,171,495	$1,175,370

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues
Rental income	$36,192	$29,880	$77,069	$59,717
Mortgage interest income	888	1,154	1,897	2,338
Other investment income – net	729	947	1,374	1,884
Miscellaneous	353	332	490	441
Total operating revenues	38,162	32,313	80,830	64,380

Expenses
Depreciation and amortization	8,831	7,510	17,630	14,995
General and administrative	2,456	2,021	5,003	4,077
Restricted stock expense	309	292	335	585
Total operating expenses	11,596	9,823	22,968	19,657

Income before other income and expense	26,566	22,490	57,862	44,723
Other income (expense):
Interest and other investment income	58	69	98	182
Interest	(10,073)	(9,447)	(21,917)	(19,056)
Interest – amortization of deferred financing costs	(500)	(431)	(959)	(1,074)
Interest – refinancing costs	-	-	-	(3,485)
Change in fair value of derivatives	-	5,474	-	7,908
Total other expense	(10,515)	(4,335)	(22,778)	(15,525)

Income from continuing operations before income taxes	16,051	18,155	35,084	29,198
Provision for income taxes	-	(590)	-	(1,139)
Income from continuing operations	16,051	17,565	35,084	28,059
Discontinued operations	(1)	(75)	1,625	(394)
Net income	16,050	17,490	36,709	27,665
Preferred stock dividends	(2,481)	(2,481)	(4,962)	(4,962)
Net income available to common	$13,569	$15,009	$31,747	$22,703

Income (loss) per common share:
Basic:
Income from continuing operations	$0.20	$0.26	$0.47	$0.40
Net income	$0.20	$0.26	$0.50	$0.39
Diluted:
Income from continuing operations	$0.20	$0.26	$0.47	$0.40
Net income	$0.20	$0.26	$0.50	$0.39

Dividends declared and paid per common share	$0.27	$0.24	$0.53	$0.47

Weighted-average shares outstanding, basic	67,237	58,158	63,666	57,787
Weighted-average shares outstanding, diluted	67,261	58,283	63,690	57,881

Components of other comprehensive income:
Net income	$16,050	$17,490	$36,709	$27,665
Unrealized gain on common stock investment	-	881	-	1,580
Unrealized loss on preferred stock investment	-	(286)	-	(590)
Total comprehensive income	$16,050	$18,085	$36,709	$28,655

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net income available to common stockholders	$13,569	$15,009	$31,747	$22,703
Add back loss (deduct gain) from real estate dispositions(1)	1	133	(1,596)	381
Sub-total	13,570	15,142	30,151	23,084
Elimination of non-cash items included in net income:
Depreciation and amortization(1)	8,831	7,542	17,630	15,069
Funds from operations available to common stockholders	$22,401	$22,684	$47,781	$38,153

Weighted-average common shares outstanding, basic	67,237	58,158	63,666	57,787
Effect of restricted stock awards	10	106	5	75
Assumed exercise of stock options	14	19	19	19
Weighted-average common shares outstanding, diluted	67,261	58,283	63,690	57,881

Fund from operations per share available to common stockholders	$0.33	$0.39	$0.75	$0.66

Adjusted funds from operations:
Funds from operations available to common stockholders	$22,401	$22,684	$47,781	$38,153
Deduct Advocat one-time straight line adjustment	—	—	(5,040)	—
Deduct non-cash increase in fair value of Advocat derivative	—	(5,474)	—	(7,908)
Deduct Advocat non-cash accretion investment income	—	(414)	—	(826)
Deduct FIN 46R adjustment	(77)	—	(153)	—
Add back one-time non-cash interest refinancing expense	—	—	—	3,485
Add back non-cash restricted stock expense	309	292	335	585
Add back non-cash provision for impairments on real estate properties(1)	—	—	—	121
Add back non-cash provision for income taxes	—	590	—	1,139
Adjusted funds from operations available to common stockholders	$22,633	$17,678	$42,923	$34,749
(1) Includes amounts in discontinued operations

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s (“SEC”) Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently,

FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  FFO available to common stockholders per share is further adjusted for the effect of restricted stock awards and the exercise of in-the-money stock options. The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as FFO available to common stockholders less one-time revenue and expense items.  The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO.  In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO.  As a result, its FFO may not be comparable to similar measures reported in previous disclosures.  According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO.  Therefore, a comparison of the Company’s FFO results to another company's FFO results may not be meaningful.

The following table presents a reconciliation of our guidance regarding 2007 FFO and Adjusted FFO to net income available to common stockholders:

	2007 Projected
Per diluted share:
Net income available to common stockholders	$0.88	−	$0.92
Adjustments:
Depreciation and amortization	0.50	−	0.50
Funds from operations available to common stockholders	$1.38	−	$1.42

Adjustments:
Advocat straight-line revenue adjustment	(0.08)	−	(0.08)
FIN 46R non-cash revenue adjustment	(0.00)	−	(0.00)
Restricted stock expense	0.02	−	0.02
Adjusted funds from operations available to common stockholders	$1.32	−	$1.36

The following table summarizes the results of operations of assets held for sale and facilities sold during the three and six months ended June 30, 2007 and 2006, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(in thousands)
Revenues
Rental income	$—	$93	$32	$185
Subtotal revenues	—	93	32	185
Expenses
Depreciation and amortization	—	32	—	74
General and administrative	—	3	3	3
Provision for impairment	—	—	—	121
Subtotal expenses	—	35	3	198

Income (loss) before gain (loss) on sale of assets	—	58	29	(13)
(Loss) gain on assets sold – net	(1)	(133)	1,596	(381)
Discontinued operations	$(1)	$(75)	$1,625	$(394)

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending June 30, 2007.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# of Beds	Investment	% Investment
Real Property(1)(2)	224	25,700	$1,259,332	98%
Loans Receivable(3)	9	1,120	32,002	2%
Total Investments	233	26,820	$1,291,334	100%

Investment Data	# of Properties	# of Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1)(3)	225	26,234	$1,235,841	96%	$47
Assisted Living Facilities	6	416	30,323	2%	73
Rehab Hospitals	2	170	25,170	2%	138
	233	26,820	$1,291,334	100%	$48

(1) Includes a $19.2 million lease inducement. (2) Includes 7 buildings worth $61.8 million resulting from a FIN 46R consolidation. (3) Includes $1.3 million of unamortized principal.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Six Months Ended
	June 30, 2007		June 30, 2007
Rental Property (1)	$36,192	96%	$77,069	96%
Mortgage Notes	888	2%	1,897	2%
Other Investment Income	729	2%	1,374	2%
	$37,809	100%	$80,340	100%

Revenue by Facility Type	Three Months Ended		Six Months Ended
	June 30, 2007		June 30, 2007
Assisted Living Facilities	$480	1%	$992	1%
Skilled Nursing Facilities (1)	36,600	97%	77,974	97%
Other	729	2%	1,374	2%
	$37,809	100%	$80,340	100%

(1) Revenue includes $0.8 million and $1.5 million reduction for lease inducements for the three- and six- month periods ending June 30, 2007, respectively.

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	42	$233,323	18%
Communicare	19	194,872	15%
Haven	15	117,230	9%
Advocat, Inc.	32	108,214	8%
Guardian (1)	17	105,181	8%
HQM	13	97,987	8%
Remaining Operators	95	434,527	34%
	233	$1,291,334	100%

(1) Investment amount includes a $19.2 million lease inducement.

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South (1)	109	$520,512	40%
Midwest	53	339,106	26%
Northeast	37	259,157	20%
West	34	172,559	14%
	233	$1,291,334	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	37	$280,740	22%
Florida	25	171,768	13%
Pennsylvania	17	110,234	9%
Texas	21	82,604	6%
California	15	60,665	5%
Remaining States(1)	118	585,323	45%
	233	$1,291,334	100%
(1) Investment amount includes a $19.2 million lease inducement.

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2007	3,760	-	3,760	3%
	2008	1,071	-	1,071	1%
	2009	-	-	-	0%
	2010	11,210	1,445	12,655	9%
	2011	11,500	218	11,718	8%
	Thereafter	110,207	2,121	112,328	79%
		$137,748	$3,784	$141,532	100%

(1) Based on 2007 contractual rents and interest payment obligations (no annual escalators).

Selected Facility Data
TTM ending 3/31/07				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees
All Healthcare Facilities	82.5%	11.8%	14.0%	2.1 x	1.7 x

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending June 30, 2007.

Current Capitalization ($000's)
	Outstanding Balance	%
Borrowings Under Bank Lines	$30,000	2.6%
Long-Term Debt Obligations (1)	526,410	46.2%
Stockholders’ Equity	583,764	51.2%
Total Book Capitalization	$1,140,174	100.0%

(1) Excludes net discount of $0.3 million on unsecured borrowings. Includes $39.0 million of additional non-recourse debt due to required FIN 46R consolidation.

Leverage & Performance Ratios
Debt / Total Book Cap	48.8%
Debt / Total Market Cap	31.8%
Interest Coverage:
2nd quarter 2007	3.38 x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	FIN 46R Consolidation	Other	Senior Notes	Total
	2007	$-	$-	$415	$-	$415
	2008	-	-	435	-	435
	2009	-	-	465	-	465
	2010	255,000	-	495	-	255,495
	Thereafter	-	39,000	600	485,000	524,600
		$255,000	$39,000	$2,410	$485,000	$781,410

	(1) Reflected at 100% borrowing capacity.

The following table presents investment activity for the three- and six- month periods ending June 30, 2007.

Investment Activity ($000's)
	Three Months Ended		Six Months Ended
	June 30, 2007		June 30, 2007
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property	$-	0%	$-	0%
Mortgages	-	0%	345	11%
Other	2,080	100%	2,771	89%
Total	$2,080	100%	$3,116	100%